Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.38 PER SHARE FOR THE FIRST QUARTER

NASHVILLE, Tennessee, May 6, 2015 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2015. Normalized FFO for the three months ended March 31, 2015 totaled $0.38 per diluted common share. Over the same time period, year-over-year revenue grew by $5.9 million to $96.5 million. The Company reported net income attributable to common stockholders for the quarter of $5.4 million.

Salient highlights include:

•	Normalized FFO for the first quarter grew $3.9 million, or 11.6% year-over-year, to $37.4 million. Over the same time period, normalized FFO per share increased 8.6%.

•	The four predictive growth measures in the same store multi-tenant portfolio were:

◦	contractual increases for in-place leases ("annual bumps") averaged 3.0%

◦	cash leasing spreads for renewals averaged 3.6%

◦	tenant retention was 83.1%

◦	the average yield on renewed leases increased 60 basis points

•	Average same store occupancy increased to 88.5% from 86.7% and revenue per occupied square foot increased 2.5% for the twelve months ended March 31, 2015 and 2014, respectively.

•
In January 2015, the Company acquired a 111,000 square foot medical office building in California for a total purchase price of $39.3 million. The property is located adjacent to two hospital campuses and is 97% leased.

•	The Company commenced two redevelopment projects with budgets totaling $63.2 million in Tennessee and Alabama with leases in place for 88% of the 432,000 square feet.

•
On April 24, 2015, the Company issued $250 million of unsecured senior notes due in May 2025 with a coupon rate of 3.875%. In conjunction with the issuance of these notes, the Company called its 6.5% unsecured senior notes due 2017, which will be redeemed on May 15, 2015.

•
During the first quarter, Fitch raised the Company's corporate credit rating to BBB with a stable outlook. In April 2015, Standard & Poor's revised its outlook to positive on the Company's BBB- rating. The Company also has a positive outlook on its Baa3 rating from Moody's.

•	A dividend of $0.30 per common share was declared, which is 78.9% of normalized FFO.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $3.3 billion in 199 real estate properties and mortgages as of March 31, 2015. The Company's 198 owned real estate properties are located

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in 30 states and total approximately 14.3 million square feet. The Company provided leasing and property management services to approximately 9.5 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2014 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)
(Unaudited)

ASSETS
Real Estate Properties:	3/31/2015	12/31/2014
Land	$187,951	$183,060
Buildings, improvements and lease intangibles	3,077,828	3,048,251
Personal property	10,014	9,914
Land held for development	21,376	17,054
Total real estate properties	3,297,169	3,258,279
Less accumulated depreciation	(723,393)	(700,671)
Total real estate properties, net	2,573,776	2,557,608
Cash and cash equivalents	10,417	3,519
Mortgage notes receivable	1,900	1,900
Assets held for sale and discontinued operations, net	14,164	9,146
Other assets, net	188,198	185,337
Total assets	$2,788,455	$2,757,510

LIABILITIES AND EQUITY
Liabilities:
Notes and bonds payable	$1,444,555	$1,403,692
Accounts payable and accrued liabilities	50,144	70,240
Liabilities of discontinued operations	102	372
Other liabilities	64,469	62,152
Total liabilities	1,559,270	1,536,456
Commitments and contingencies
Equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 100,087 and 98,828 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,001	988
Additional paid-in capital	2,423,121	2,389,830
Accumulated other comprehensive income	(3,242)	(2,519)
Cumulative net income attributable to common stockholders	845,631	840,249
Cumulative dividends	(2,037,326)	(2,007,494)
Total equity	1,229,185	1,221,054
Total liabilities and equity	$2,788,455	$2,757,510

(1)
The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues
Rental income	$95,034	$86,502
Mortgage interest	31	2,621
Other operating	1,391	1,448
	96,456	90,571
Expenses
Property operating	34,263	32,831
General and administrative	6,738	5,972
Depreciation	26,387	23,667
Amortization	2,667	2,759
Bad debts, net of recoveries	(207)	47
	69,848	65,276
Other Income (Expense)
Interest expense	(18,322)	(17,918)
Impairment	(3,328)	—
Interest and other income, net	91	100
	(21,559)	(17,818)

Income From Continuing Operations	5,049	7,477

Discontinued Operations
Income (loss) from discontinued operations	333	(89)
Impairments	—	(3,425)
Income (Loss) From Discontinued Operations	333	(3,514)

Net Income	5,382	3,963
Less: Net income attributable to noncontrolling interests	—	(111)
Net Income Attributable To Common Stockholders	$5,382	$3,852
Basic Earnings Per Common Share:
Income from continuing operations	$0.05	$0.08
Discontinued operations	0.00	(0.04)
Net income attributable to common stockholders	$0.05	$0.04
Diluted Earnings Per Common Share:
Income from continuing operations	$0.05	$0.08
Discontinued operations	0.00	(0.04)
Net income attributable to common stockholders	$0.05	$0.04
Weighted Average Common Shares Outstanding—Basic	98,360	94,152
Weighted Average Common Shares Outstanding—Diluted	99,137	95,585

(1)
The Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1) (2)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net Income Attributable to Common Stockholders	$5,382	$3,852
Impairments	3,328	3,425
Real estate depreciation and amortization	28,532	26,248
Total adjustments	31,860	29,673
Funds From Operations	$37,242	$33,525
Acquisition costs	38	—
Severance expense	141	—
Normalized Funds From Operations	$37,421	$33,525
Funds from Operations per Common Share—Diluted	$0.38	$0.35
Normalized Funds From Operations Per Common Share—Diluted	$0.38	$0.35
FFO Weighted Average Common Shares Outstanding	99,137	95,585

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”

(2)
FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

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